Exhibit 99.1

For further information contact:

Investor Relations:

Jesse Jenkins

901.597.8259

Jesse.Jenkins@terminix.com

Media:

James Robinson

901.597.7521

James.Robinson@terminix.com

Terminix Delivers Strong Fourth-Quarter Results Highlighted by Residential Growth

And Delivers on 2021 Full-Year Expectations

•	Fourth-quarter revenue growth of five percent, including three percent organic growth
•	Strong fourth-quarter residential growth, including nine percent organic revenue growth in termite and home services
•	Fourth-quarter net income of $7 million
•	Fourth-quarter Adjusted EBITDA of $73 million with margin expansion of 20bps
•	Full-year revenue, Adjusted EBITDA and organic growth within guidance expectations

MEMPHIS, TENN. — March 1, 2022 —Terminix Global Holdings, Inc. (NYSE: TMX), a leading provider of essential termite and pest management services to residential and commercial customers, today announced unaudited fourth-quarter and full-year 2021 results.

For the fourth quarter of 2021, the Company reported a year-over-year revenue increase of five percent to $484 million. Net income for the quarter decreased year-over-year by $484 million to $7 million, or $0.06 per share, primarily due to the gain from the sale of ServiceMaster Brands in the fourth-quarter 2020. Adjusted EBITDA(1) for the quarter increased year-over-year by $4 million to $73 million, and Adjusted Net Income(2) for the quarter decreased by $4 million year-over-year to $24 million, or $0.20 per share.

For the full year ended 2021, the Company reported a revenue increase of four percent to $2,045 million. Net income decreased $425 million to $125 million, primarily due to the gain from the sale of ServiceMaster Brands in 2020. Adjusted EBITDA for the full year increased $42 million, or 12 percent, to $387 million and Adjusted Net Income increased $54 million, or 43 percent, to $180 million.

“In the fourth quarter, we continued to build momentum in our residential business with improvements in digital marketing, staffing levels and pricing driving an acceleration in organic growth,” said Terminix CEO Brett Ponton. “We reported double-digit organic growth in termite and home service completions, seven percent growth in termite renewals and five percent growth in residential pest control while making solid progress on the CxP and Terminix Way initiatives. Adjusted EBITDA margin expansion in the quarter was highlighted by higher revenue contribution and fleet productivity offsetting investments in labor and strategic initiatives and increased medical costs from the lingering effects of the pandemic. We also delivered meaningful progress managing termite damage claims with the lowest new claims in a quarter since 2018.”

“The new year is off to a strong start as we capitalize on the foundational improvements made during 2021,” Ponton continued. “Our strategic growth priorities for the year remain focused on improving teammate retention to drive customer retention, improving technician cross-selling capabilities to drive customer penetration and developing our digital marketing prowess to drive increased lead generation. CxP has been deployed in our southwest region and we are targeting a full Terminix Way pilot with enhanced standard operating procedures and training protocols in both the commercial and residential service lines in the next few months. While these operational initiatives remain the focus of our customer facing teammates, the back-office is also working closely with the Rentokil team on integration planning as we progress towards an anticipated second half of 2022 merger that will significantly enhance our commercial capabilities and accelerate the progress already well underway.”

1

Consolidated Performance

	Three Months Ended December 31,				Year Ended December 31,
$ millions	2021	2020	B/(W)		2021	2020	B/(W)
Revenue	$484	$460	$24		$2,045	$1,961	$84
YoY growth			5%				4%
Gross Margin	187	180	7		852	806	46
% of revenue	38.7%	39.1%	(0.4	)pts	41.6%	41.1%	0.6	pts
SG&A	(139)	(136)	(3)		(561)	(559)	(2)
% of revenue	28.7%	29.6%	0.9	pts	27.4%	28.5%	1.1	pts
(Loss) Income from Continuing Operations	7	(1)	8		126	20	106
% of revenue	1.4%	(0.2)%	1.6	pts	6.2%	1.0%	5.2	pts
Net Income	7	490	(484)		125	551	(425)
% of revenue	1.4%	106.7%	(105.3	)pts	6.1%	28.1%	(21.9	)pts
Adjusted Net Income(2)	24	28	(4)		180	126	54
% of revenue	4.9%	6.1%	(1.2	)pts	8.8%	6.4%	2.4	pts
Adjusted EBITDA(1)	73	68	4		387	345	42
% of revenue	15.0%	14.8%	0.2	pts	18.9%	17.6%	1.3	pts
Net Cash (Used for) Provided from Operating Activities from Continuing Operations	23	(13)	36		239	198	41
Free Cash Flow(3)	17	(19)	37		217	172	45

Reconciliations of net income to Adjusted Net Income and Adjusted EBITDA, as well as a reconciliation of Net Cash Provided from Operating Activities from Continuing Operations to Free Cash Flow, are set forth below in this press release.

Fourth-Quarter Performance

Revenue

	Three Months Ended
	December 31,
(In millions)	2021	2020	Growth		Organic		Acquired
Residential Pest Management	$181	$172	$9	5%	$6	4%	$3	2%
Commercial Pest Management	136	134	2	2%	(3)	(2)%	5	4%
Termite and Home Services	144	131	12	9%	12	9%	1	0%
Sales of Products and Other	23	22	1	4%	1	4%	—	-%
Total Revenue	$484	$460	$24	5%	$16	3%	$8	2%

In the fourth quarter of 2021, Terminix reported five percent year-over-year revenue growth and three percent organic revenue growth.(4)

Termite and home services revenue growth was nine percent, predominantly all of which was organic growth. Termite and home services completions increased 11 percent, driven by higher demand for termite services and increased cross selling of home services to existing customers. Termite renewals increased seven percent, due to increased volume and improved price realization.

Residential pest management revenue growth was five percent, reflecting organic revenue growth of four percent. Organic revenue growth was driven by improved price realization and improved trailing 12-month customer retention rates.

Commercial pest management revenue growth was two percent. Organic revenue decline of two percent was driven by a reduction in one-time services, including approximately $2 million in disinfection services in the same period in 2020. These organic declines were partially offset by continued growth internationally, including favorable foreign currency fluctuations of approximately $1 million.

Sales of products and other revenue growth was four percent due to increased product demand as we lap the impacts of COVID-19 on the three months ended December 31, 2020. The sale of products was negatively impacted by product availability and supply channel slowdowns stemming from COVID-19.

Adjusted EBITDA

Adjusted EBITDA was $73 million for the fourth quarter, a year-over-year increase of $4 million. The impact on Adjusted EBITDA from higher revenue was $13 million. Production labor increased $5 million, primarily due to labor market driven increased turnover year-over-year and investments in trainees to improve staffing levels in advance of 2022 peak season. Direct cost productivity reduced expenses $6 million year-over-year, driven by improvements in fleet management, lower fuel prices primarily related to favorable fuel hedge rates, and productivity from the insourcing of certain national accounts customers. Medical costs increased $5 million due to increased medical claims and short-term disability costs primarily as a result of the COVID-19 pandemic. Investments in CxP and Terminix Way increased $3 million as we prepare to launch the Terminix Way initiative in the coming months and deployed CxP in the southwest region. Other expenses, including sales, marketing, and travel increased $1 million in total.

2

Liquidity and Free Cash Flow

The Company ended the fourth quarter with $116 million in available cash and access to $378 million under its revolving credit facility for total liquidity of $494 million. Full-year 2021 free cash flow was $217 million, with a free cash flow conversion rate(5) of 56 percent. The Company ended the fourth quarter with a net debt leverage ratio(6) of approximately 2.0 times. The Company borrowed and repaid $50 million from its revolving credit facility during the fourth quarter. This short-term liquidity was used to close $27 million in acquisitions and purchase $19 million in shares under the Company’s share repurchase program. Given the proposed acquisition by Rentokil, we are not currently planning to repurchase any shares of our common stock for the foreseeable future.

Proposed Acquisition by Rentokil

On December 13, 2021, we entered into the Merger Agreement with Rentokil Initial plc and its affiliates. Under the Merger Agreement, at closing, each share of our common stock, par value $0.01 per share, issued and outstanding immediately prior to closing (other than certain excluded shares as described in the Merger Agreement) will be converted into the right to receive either:

•	a number of American depositary shares of Rentokil (each representing a beneficial interest in five ordinary shares of Rentokil) equal to (A) 1.0619 plus (B) the quotient of $11.00 and the volume weighted average price (measured in U.S. dollars) of Rentokil American depositary shares (measured using the volume weighted average price of Rentokil ordinary shares as a proxy) for the trading day that is two trading days prior to the closing (or such other date as may be mutually agreed to by Rentokil and the Company); or

•	an amount in cash, without interest, and in USD equal to the sum of (A) the Per Share Cash Amount plus (B) the product of the Exchange Ratio and the Rentokil ADS Price,

in each case at the election of the holder of such share of our common stock, subject to certain allocation and proration provisions of the Merger Agreement. Immediately following such conversion, our shares of common stock will be automatically cancelled and cease to exist. The aggregate cash consideration and the aggregate stock consideration that will be issued in the transaction will not vary as a result of individual election preferences.

The respective obligations of the Company and Rentokil to consummate the transaction are subject to the satisfaction or waiver of a number of conditions, including, among others, the approval of the Merger Agreement by the Company’s stockholders, approval of the transactions contemplated by the Merger Agreement and other related matters by Rentokil’s shareholders, and the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

Full-Year 2022 Outlook

Due to the proposed acquisition by Rentokil, the Company does not plan to provide its customary full-year 2022 revenue, Adjusted EBITDA, organic growth or free cash flow conversion guidance.

Fourth-Quarter 2021 Earnings Conference Call

The Company will hold a conference call to discuss its financial and operating results at 8 a.m. central time (9 a.m. eastern time) on Tuesday, March 1, 2022.

The Company invites all interested parties to join Chief Executive Officer Brett Ponton, Executive Vice President and Chief Financial Officer Bob Riesbeck, and Vice President of Investor Relations, FP&A and Treasurer Jesse Jenkins for an update on the Company's operational performance and financial results for the fourth quarter ended December 31, 2021. Participants may join this conference call by dialing 800.908.8951 (or international participants, +1.212.231.2913). Additionally, the conference call will be available via webcast. A slide presentation highlighting the company’s results will also be available. To participate via webcast and view the presentation, visit the company’s investor relations home page at investors.terminix.com.

The call will be available for replay until March 31, 2022. To access the replay of this call, please call 800.633.8284 and enter reservation number 22015436 (international participants: +1.402.977.9140, reservation number 22015436). The webcast will also be available on the Company’s investor relations home page.

3

About Terminix

Terminix Global Holdings, Inc. (NYSE: TMX) is a leading provider of residential and commercial pest control. The Company provides pest management services and protection against termites, mosquitoes, rodents and other pests. Headquartered in Memphis, Tenn., with more than 11,700 teammates and 2.9 million customers in 24 countries and territories, the Company visits more than 50,000 homes and businesses every day. To learn more about Terminix, visit Terminix.com, or LinkedIn.com/company/terminix.

Information Regarding Forward-Looking Statements

This press release contains forward-looking statements and cautionary statements. Forward-looking statements can be identified by the use of forward-looking terms such as “believes,” “expects,” “may,” “will,” “shall,” “should,” “would,” “could,” “seeks,” “aims,” “projects,” “is optimistic,” “intends,” “plans,” “estimates,” “anticipates” or other comparable terms. Forward looking statements are subject to known and unknown risks and uncertainties. These forward-looking statements also include, but are not limited to statements regarding our intentions, beliefs, assumptions or current expectations concerning, among other things, financial position; results of operations; cash flows; prospects; impact from COVID-19; the proposed acquisition by Rentokil; growth strategies or expectations; the continuation of acquisitions, including the integration of any acquired company and risks relating to any such acquired company; fuel prices; attraction and retention of key teammates; the impact of fuel swaps; the valuation of marketable securities; estimates of accruals for self-insured claims related to workers’ compensation, auto and general liability risks; expected termite damage claims costs; estimates of future payments under operating and finance leases; estimates on current and deferred tax provisions; the outcome (by judgment or settlement) and costs of legal or administrative proceedings, including, without limitation, collective, representative or class action litigation; and the impact of prevailing economic conditions.

Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. We caution you that forward-looking statements are not guarantees of future performance or outcomes and that actual performance and outcomes, including, without limitation, our actual results of operations, financial condition and liquidity, and the development of the market segments in which we operate, may differ materially from those made in or suggested by the forward-looking statements contained in this report. In addition, even if our results of operations, financial condition and cash flows, and the development of the segments in which we operate, are consistent with the forward-looking statements contained in this report, those results or developments may not be indicative of results or developments in subsequent periods. Additional factors that could cause actual results and outcomes to differ from those reflected in forward-looking statements include, without limitation, risks and uncertainties related to the proposed acquisition of the Company by Rentokil, including regulatory and stockholder approvals, challenges to the proposed acquisition, business operational uncertainties and potential loss of key personnel.

Non-GAAP Financial Measures

This press release contains certain non-GAAP financial measures. Non-GAAP measures should not be considered as an alternative to GAAP financial measures. Non-GAAP measures may not be calculated like or comparable to similarly titled measures of other companies. See non-GAAP reconciliations below in this press release for a reconciliation of these measures to the most directly comparable GAAP financial measures. Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income, Adjusted earnings per share, free cash flow, free cash flow conversion rate, organic revenue growth and net debt leverage ratio are not measurements of the Company’s financial performance under GAAP and should not be considered as an alternative to net income (loss), net cash provided by operating activities from continuing operations or any other performance or liquidity measures derived in accordance with GAAP. Management uses these non-GAAP financial measures to facilitate operating performance and liquidity comparisons, as applicable, from period to period. We believe these non-GAAP financial measures are useful for investors, analysts and other interested parties as they facilitate company-to-company operating performance and liquidity comparisons, as applicable, by excluding potential differences caused by variations in capital structures, acquisition activity, taxation, the age and book depreciation of facilities and equipment, restructuring initiatives and equity-based, long-term incentive plans.

(1) Adjusted EBITDA is defined as net income (loss) before: depreciation and amortization expense; acquisition-related costs; Mobile Bay Formosan termite settlement; fumigation related matters; non-cash stock-based compensation expense; restructuring and other charges; goodwill impairment; amortization of cloud based software; net earnings from discontinued operations; provision for income taxes; loss on extinguishment of debt; and interest expense. The Company’s definition of Adjusted EBITDA may not be comparable to similarly titled measures of other companies.

Adjusted EBITDA margin is defined as Adjusted EBITDA as a percentage of revenue.

(2) Adjusted Net Income is defined as net income (loss) before: amortization expense; acquisition-related costs; Mobile Bay Formosan termite settlement; fumigation related matters; restructuring and other charges; goodwill impairment; amortization of cloud based software; net earnings from discontinued operations; loss on extinguishment of debt; and the tax impact of the aforementioned adjustments. The Company’s definition of Adjusted Net Income may not be comparable to similarly titled measures of other companies. Adjusted earnings per share is calculated as Adjusted Net Income divided by the weighted-average diluted common shares outstanding.

(3) Free cash flow is defined as net cash provided from operating activities from continuing operations less property additions.

(4) Organic revenue growth is defined as revenue excluding revenue from acquired customers for 12 months following the acquisition date.

(5) Free cash flow conversion rate is defined as free cash flow divided by Adjusted EBITDA.

(6) Net debt leverage ratio is defined as total debt less cash divided by LTM Adjusted EBITDA. LTM Adjusted EBITDA is calculated as Q4 2021 YTD Adjusted EBITDA ($387 million).

4

TERMINIX GLOBAL HOLDINGS, INC.

Consolidated Statements of Operations and Comprehensive Income

(In millions, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
Revenue	$484	$460	$2,045	$1,961
Cost of services rendered and products sold	296	280	1,193	1,155
Selling and administrative expenses	139	136	561	559
Amortization expense	11	10	40	36
Acquisition-related costs (adjustments)	(2)	—	(1)	—
Mobile Bay Formosan termite settlement	—	—	4	49
Fumigation related matters	2	—	2	—
Restructuring and other charges	9	2	19	16
Goodwill impairment	—	—	3	—
Interest expense	11	17	45	83
Interest and net investment income	(1)	(1)	(2)	(4)
Loss on extinguishment of debt	—	26	—	26
(Loss) Income from Continuing Operations before Income Taxes	18	(9)	180	41
(Benefit) provision for income taxes	12	(7)	57	24
Equity in earnings of joint ventures	—	1	2	3
Income (Loss) from Continuing Operations	7	(1)	126	20
Net earnings (loss) from discontinued operations	—	491	(1)	531
Net Income	$7	$490	$125	$551
Total Comprehensive Income	$10	$502	$142	$504
Weighted-average common shares outstanding - Basic	121.2	132.1	126.0	132.7
Weighted-average common shares outstanding - Diluted	121.4	132.1	126.4	133.0
Basic Earnings (Loss) Per Share:
Income (Loss) from Continuing Operations	$0.06	$(0.01)	$1.00	$0.15
Net earnings from discontinued operations	(0.00)	3.72	(0.00)	4.00
Net Income	0.06	3.71	1.00	4.15
Diluted Earnings (Loss) Per Share:
Income (Loss) from Continuing Operations	$0.06	$(0.01)	$1.00	$0.15
Net earnings from discontinued operations	(0.00)	3.72	(0.00)	4.00
Net Income	0.06	3.71	0.99	4.14

5

TERMINIX GLOBAL HOLDINGS, INC.

Consolidated Statements of Financial Position

(In millions, except share data)

	As of	As of
	December 31,	December 31,
	2021	2020
Assets:
Current Assets:
Cash and cash equivalents	$116	$615
Receivables, less allowances of $32 and $25, respectively	206	206
Inventories	41	44
Prepaid expenses and other assets	151	145
Total Current Assets	514	1,010
Other Assets:
Property and equipment, net	196	182
Operating lease right-of-use assets	79	80
Goodwill	2,211	2,146
Intangible assets, primarily trade names, service marks and trademarks, net	1,097	1,111
Restricted cash	89	89
Notes receivable	36	31
Long-term marketable securities	15	14
Deferred customer acquisition costs	98	98
Other assets	77	75
Total Assets	$4,410	$4,837
Liabilities and Stockholders' Equity:
Current Liabilities:
Accounts payable	$85	$91
Accrued liabilities:
Payroll and related expenses	81	102
Self-insured claims and related expenses	72	76
Accrued interest payable	7	7
Other	95	99
Deferred revenue	103	102
Current portion of lease liability	18	17
Current portion of long-term debt	50	94
Total Current Liabilities	511	588
Long-Term Debt	849	826
Other Long-Term Liabilities:
Deferred taxes	387	346
Other long-term obligations, primarily self-insured claims	197	239
Long-term lease liability	92	96
Total Other Long-Term Liabilities	677	681
Commitments and Contingencies
Stockholders’ Equity:
Common stock $0.01 par value (authorized 2,000,000,000 shares with 149,095,168 shares issued and 121,258,729 shares outstanding at December 31, 2021, and 148,400,384 shares issued and 132,080,845 outstanding at December 31, 2020)	2	2
Additional paid-in capital	2,391	2,359
Retained earnings	967	841
Accumulated other comprehensive income	(22)	(39)
Less common stock held in treasury, at cost (27,836,439 shares at December 31, 2021, and 16,319,539 shares at December 31, 2020)	(964)	(423)
Total Stockholders' Equity	2,375	2,741
Total Liabilities and Stockholders' Equity	$4,410	$4,837

6

TERMINIX GLOBAL HOLDINGS, INC.

Consolidated Statements of Cash Flows

(In millions)

	Year Ended December 31,
	2021	2020	2019
Cash and Cash Equivalents and Restricted Cash at Beginning of Period	$704	$368	$313
Cash Flows from Operating Activities from Continuing Operations:
Net Income	125	551	128
Adjustments to reconcile net income to net cash provided from operating activities:
Net loss (earnings) from discontinued operations	1	(531)	(69)
Equity in earnings of joint ventures	(2)	(3)	—
Depreciation expense	70	73	71
Amortization expense	40	36	25
Amortization of debt issuance costs	2	3	3
Amortization of lease right-of-use assets	16	18	18
Goodwill impairment	3	—	—
Mobile Bay Formosan termite settlement	4	49	—
Payments on Mobile Bay Formosan termite settlement	—	(49)	—
Fumigation related matters	2	—	—
Payments on fumigation related matters	(1)	—	(2)
Termite damage claims reserve adjustment	—	—	53
Realized (gain) loss on investment in frontdoor, inc.	—	—	(40)
Loss on extinguishment of debt	—	26	8
Deferred income tax provision	34	8	9
Stock-based compensation expense	20	16	14
Restructuring and other charges	19	16	14
Payments for restructuring and other charges	(10)	(12)	(17)
Acquisition-related costs (adjustments)	(1)	—	16
Payments for acquisition-related costs	(4)	(5)	(14)
Other	(25)	(22)	(24)
Change in working capital, net of acquisitions:
Receivables	(5)	(30)	(4)
Inventories and other current assets	(22)	(15)	(14)
Accounts payable	(5)	1	(1)
Deferred revenue	2	(4)	4
Accrued liabilities	(17)	50	(8)
Accrued interest payable	—	(7)	2
Current income taxes	(8)	26	(7)
Net Cash Provided from Operating Activities from Continuing Operations	239	198	164
Cash Flows from Investing Activities from Continuing Operations:
Property additions	(22)	(26)	(25)
Sale of equipment and other assets	5	6	1
Business acquisitions, net of cash acquired	(113)	(36)	(506)
Origination of notes receivable	(69)	(68)	(99)
Collections on notes receivable	68	76	110
Net Cash Used for Investing Activities from Continuing Operations	(131)	(47)	(519)
Cash Flows from Financing Activities from Continuing Operations:
Borrowings of debt	50	—	1,470
Payments of debt	(144)	(869)	(1,094)
Discount paid on issuance of debt	—	—	(1)
Debt issuance costs paid	—	(3)	(10)
Call premium paid on retirement of debt	—	(19)	—
Repurchase of common stock	(541)	(110)	(47)
Issuance of common stock and exercise of stock options	12	8	10
Net Cash (Used for) Provided from Financing Activities from Continuing Operations	(623)	(992)	328
Cash Flows from Discontinued Operations:
Cash provided from (used for) operating activities	17	(363)	79
Cash provided from (used for) investing activities:
Proceeds from sale of business	—	1,541	—
Other investing activities	—	(1)	3
Cash used for financing activities	—	(1)	(1)
Net Cash Provided from Discontinued Operations	17	1,176	81
Effect of Exchange Rate Changes on Cash	(1)	1	1
Cash (Decrease) Increase During the Period	(499)	336	55
Cash and Cash Equivalents and Restricted Cash at End of Period	$205	$704	$368

7

The following table presents reconciliations of net income to Adjusted Net Income:

	Three Months Ended		Year Ended
	December 31,		December 31,
(In millions, except per share data)	2021	2020	2021	2020
Net income	$7	$490	$125	$551
Amortization expense	11	10	40	36
Acquisition-related costs (adjustments)	(2)	—	(1)	(0)
Mobile Bay Formosan termite settlement	—	—	4	51
Fumigation related matters	2	—	2	0
Restructuring and other charges	9	2	19	16
Goodwill impairment	—	—	3	—
Loss on extinguishment of debt	—	26	—	26
Net earnings from discontinued operations	—	(491)	1	(531)
Amortization of cloud-based software	—	—	1	0
Tax impact of adjustments	(3)	(9)	(14)	(23)
Adjusted Net Income	$24	$28	$180	$126
Weighted average diluted common shares outstanding	121.4	132.6	126.4	133.0
Adjusted earnings per share	$0.20	$0.21	$1.43	$0.95

The following table presents reconciliations of net cash provided from operating activities from continuing operations to free cash flow:

	Three Months Ended		Year Ended
	December 31,		December 31,
(In millions)	2021	2020	2021	2020
Net Cash (Used for) Provided from Operating Activities from Continuing Operations	$23	$(13)	$239	$198
Property additions	(5)	(6)	(22)	(26)
Free Cash Flow	$17	$(19)	$217	$172

The following table presents reconciliations of net income to Adjusted EBITDA.

	Three Months Ended		Year Ended
	December 31,		December 31,
(In millions)	2021	2020	2021	2020
Net income	$7	$490	$125	$551
Depreciation and amortization expense	29	28	110	110
Acquisition-related costs (adjustments)	(2)	—	(1)	—
Mobile Bay Formosan termite settlement	—	—	4	51
Fumigation related matters	2	—	2	—
Non-cash stock-based compensation expense	5	3	20	16
Restructuring and other charges	9	2	19	16
Goodwill impairment	—	—	3	—
Net earnings from discontinued operations	—	(491)	1	(531)
(Benefit) provision for income taxes	12	(7)	57	24
Loss on extinguishment of debt	—	26	—	26
Interest expense	11	17	45	83
Amortization of cloud-based software	—	—	1	—
Adjusted EBITDA	$73	$68	$387	$345

8